                                                                    EXHIBIT 12.1

                   SPIEKER PROPERTIES, L.P. AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         (IN THOUSANDS, EXCEPT RATIOS)

                                                            THREE MONTHS ENDED   SIX MONTHS ENDED
                                                            ------------------  ------------------
                                                            JUNE 30,  JUNE 30,  JUNE 30,  JUNE 30,
                                                              1996      1995      1996      1995
                                                            --------  --------  --------  --------
Earnings:
  Income from operations before minority interest and
     extraordinary items..................................  $ 17,131  $  6,991  $ 31,960  $ 11,431
  Interest expense(1).....................................     7,845    12,052    16,682    25,021
  Amortization of capitalized interest....................        60        58       115       104
                                                            --------  --------  --------  --------
  Total earnings..........................................  $ 25,036  $ 19,101  $ 48,757  $ 36,556
                                                             =======   =======   =======   =======
Fixed charges:
  Interest expense(1).....................................  $  7,845  $ 12,052  $ 16,682  $ 25,021
  Capitalized interest....................................       620       325     1,201       651
                                                            --------  --------  --------  --------
                                                            $  8,465  $ 12,377  $ 17,883  $ 25,672
                                                             =======   =======   =======   =======

Ratio of earnings to fixed charges........................      2.96      1.54      2.73      1.42
                                                             =======   =======   =======   =======
Fixed charges in excess of earnings.......................  $     --  $     --  $     --  $     --
                                                             =======   =======   =======   =======

Notes:

     (1) Includes amortization of debt discount and deferred financing fees.

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